UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2019
ITRON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of principal executive offices including zip code)
(509) 924-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Itron, Inc. (the Company) held its 2019 Annual Meeting of Shareholders (the Annual Meeting) on May 9, 2019. Three proposals were voted upon at the Annual Meeting. The proposals are described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on March 22, 2019. Each of the proposals passed. The final results for the votes regarding each proposal are set forth below.

Proposal One: The following nominees for Director were elected until their successors are duly elected and qualified:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Lynda L. Ziegler	35,086,387	331,267	96,100	2,030,188
Thomas S. Glanville	33,285,758	2,130,422	97,574	2,030,188
Diana D. Tremblay	34,804,371	612,701	96,682	2,030,188

All nominees are to hold office in Class 3 for a term of three years until the Company’s 2022 Annual Meeting.

Each independent Director serves on at least one committee of the Board of Directors. For further information regarding the composition of such committees, refer to Itron's investor relations website, at http://investors.itron.com/committees.cfm.

Proposal Two: Approval of the advisory (non-binding) resolution on executive compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
33,468,861	1,988,747	56,146	2,030,188

Proposal Three: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2019 fiscal year.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
37,449,329	41,632	52,981	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.
Date: May 10, 2019	By:
Sarah E. Hlavinka Senior Vice President, General Counsel and Corporate Secretary